SCHEDULE 14A

                                 (RULE 14a-101)

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                           TRI-CONTINENAL CORPORATION
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                           Tri-Continental Corporation

                              MID-YEAR REPORT 2006

                                                                 August 24, 2006
To the Stockholders:

Your mid-year Stockholder report for Tri-Continental Corporation follows this letter. The report contains the Corporation's investment results, portfolio of investments, and financial statements. For the six months ended June 30, 2006, Tri-Continental posted a total return of 1.48% based on net asset value, and 5.48% based on market price. During the same period, the S&P 500 Index returned 2.71% and the Lipper Closed-End Growth & Income Funds Average returned 4.10%. Since June 30th, Tri-Continental's investment performance has continued to improve. We are pleased to report that, as of the date of this letter, total return year-to-date based on net asset value is in line with the S&P 500 Index.

On June 19, 2006, the independent inspectors of election for the Annual Meeting of Stockholders, held on May 4, 2006, released their final report. Although the Directors seeking re-election were supported by a significant plurality of votes cast, they were not elected because no candidate received at least 50% of the votes entitled to be cast, as required under the Corporation's Bylaws. The final results of the vote held at the Annual Meeting can be found on page 23 of this report.

Under Maryland law, the incumbent Directors could legally remain in office until the Corporation's 2007 Annual Meeting, at which time an election would be held for their successors. Following the 2006 Annual Meeting, however, the Board determined that it would be in the best interests of the Corporation and its Stockholders to have all directors duly elected by Stockholders. The Board has called for a Special Meeting, to be held in September, to provide Stockholders with another opportunity to elect directors without having to wait until the 2007 Annual Meeting. The Board has also approved an amendment to the Corporation's Charter to reduce the quorum requirement at a meeting of Stockholders from a majority of votes entitled to be cast to one-third of the votes entitled to be cast, unless a higher percentage is specified in the Bylaws of the Corporation. This amendment to the Charter is subject to Stockholder approval at the Special Meeting, the details of which are provided in the Corporation's proxy materials, which were mailed to Stockholders in July.

We are continuing to make progress at offsetting the Corporation's accumulated tax loss carryforward. The loss carryforward per share has decreased from $2.60 on December 31, 2005 to $0.91 on August 24, 2006. Once the loss carryforward is eliminated, the Corporation will again be able to make capital gain payments to Stockholders.

We thank you for your continued support of Tri-Continental Corporation, and look forward to serving your investment needs for many years to come.

By order of the Board of Directors,


/s/ William C. Morris                           /s/ Brian T. Zino
William C. Morris                               Brian T. Zino
Chairman                                        President